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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AMENDMENT NO. 1

                               TIME WARNER INC.
            (Exact name of registrant as specified in its charter)

      DELAWARE                                    13-3527249
(State of incorporation                         (IRS Employer
   or organization)                           Identification No.)

         75 Rockefeller Plaza                      10019
          New York, New York                    (Zip Code)
(address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each Class                  Name of each exchange on which
     to be so registered                  each class is to be registered

  Rights to Purchase Series A               New York Stock Exchange
   Participating Cumulative
       Preferred Stock

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:

     ...............(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

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

          This Registration Statement on Form 8-A/A amends and restates the Registration Statement on Form 8-B filed with the Securities and Exchange Commission (the "Commission") by TW Inc. (which was renamed Time Warner Inc. ("Time Warner")) on October 2, 1996 relating to the rights distributed to the stockholders of Time Warner (the "Rights") in connection with the Rights Agreement dated as of October 10, 1996 (the "Rights Agreement"), between Time Warner and ChaseMellon Shareholder Services L.L.C., as Rights Agent. The Rights Agreement was subsequently amended by Amendment No. 1 dated as of December 15, 1998 ("Amendment No. 1") and Amendment No. 2 dated as of January 21, 1999 ("Amendment No. 2"). On January 10, 2000, Time Warner executed Amendment No. 3 to the Rights Agreement ("Amendment No. 3"). All of these amendments are reflected in this Registration Statement.

Item 1.   Description of Registrant's Securities to be Registered.

          On January 10, 2000, Time Warner Inc. ("Time Warner") and America Online, Inc. ("America Online") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the terms of the Merger Agreement, Time Warner and America Online will initially form a new corporation ("Holdco"). Holdco will thereafter form two wholly-owned subsidiaries. Upon the closing of the transaction, one such subsidiary will merge with and into Time Warner, and one such subsidiary will merge with and into America Online (the "Mergers"), with each of Time Warner and America Online surviving the Mergers. As a result of the Mergers, Time Warner and America Online will become wholly-owned subsidiaries of Holdco, which will be renamed AOL Time Warner Inc. after the Mergers.

          As a condition to America Online entering into the Merger Agreement, Time Warner and America Online entered into a Stock Option Agreement dated as of January 10, 2000 (the "Stock Option Agreement"), whereby Time Warner granted America Online an irrevocable option to purchase up to 233,263,204 shares of common stock, par value $0.01 per share, of Time Warner ("Time Warner Common Stock"). In addition, on January 10, 2000, America Online entered into a voting agreement (the "Voting Agreement") with stockholders who collectively have beneficial ownership of approximately 9% of outstanding Time Warner Common Stock. Pursuant to the terms of the Voting Agreement, such stockholders have agreed, among other things, to vote in favor of the adoption of the Merger Agreement.

          On January 10, 2000, in connection with the Merger Agreement, the Stock Option Agreement and the Voting Agreement, Time Warner executed Amendment No. 3. Amendment No. 3 provides that none of Holdco, America Online or any of their Associates or Affiliates shall be deemed to be an Acquiring Person solely by reason of the approval, execution, delivery or performance of the Merger Agreement, the Stock Option Agreement or the Voting Agreement or the consummation of the transactions contemplated by the Merger Agreement, the Stock Option Agreement or the Voting Agreement. Amendment No. 3 also operates to eliminate the restriction on the ability of the Time Warner board of directors to further supplement or amend the provisions of the Rights Agreement by reducing the Redemption Price or providing for an earlier Expiration Date (each as defined below).

          Capitalized terms used but not defined herein have the meaning set forth in the Rights Agreement. A summary of the Rights, as amended, follows. The Rights Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 are incorporated herein by reference as Exhibits 1, 2, 3 and 4, respectively.

                        SUMMARY OF THE RIGHTS AGREEMENT

          On October 10, 1996, the Board of Directors of Time Warner (the "Time Warner Board") declared a dividend distribution of one right ("Right") on each outstanding share of Time Warner Common Stock to holders of record of Time Warner Common Stock at the close of business on October 10, 1996 (the "Record Date"). The Rights Agreement provides that one Right will be distributed for each newly issued share of Time Warner Common Stock issued after the Record Date, until the Distribution Date (which is described in the next paragraph). Each Right, when it becomes exercisable as described below, will entitle the registered holder thereof to purchase from Time Warner one two-thousandth (1/2000th) of a share of Time Warner Series A Participating Cumulative Preferred Stock ("Time Warner Series A Preferred Stock") at a price of $75 (as adjusted to reflect the two-for-one stock split with respect to the Time Warner Common Stock that occurred on December 15, 1998) (the "Purchase Price").

          Initially, the Rights attach to all Time Warner Common Stock certificates representing shares of Time Warner Common Stock then issued and outstanding, or to a current Ownership Statement issued with respect to shares at uncertificated Time Warner Common Stock in lieu of such stock certificates, and no separate Rights Certificates (as defined below) will be distributed. The Rights will separate from the shares of Time Warner Common Stock upon the earlier of (a) such time as Time Warner learns that a person or group (including an Associate or Affiliate of such person or group) has acquired, or has obtained the right to acquire, Beneficial Ownership (as defined below) of more than 15% of the outstanding shares of Time Warner Common Stock on a fully diluted basis other than pursuant to a Qualifying Offer (as defined below) (such person or group being an "Acquiring Person"), and (b) such date, if any, as may be designated by the Time Warner Board following the commencement of, or first public announcement of intent to commence, a tender or exchange offer for outstanding shares of Time Warner Common Stock which could result in a person or group becoming the Beneficial Owner of more than 15% of the Time Warner Common Stock on a fully diluted basis, other than pursuant to a Qualifying Offer (the earlier of such dates being called the "Distribution Date").

          Notwithstanding the foregoing, none of Holdco, America Online or any of their respective Associates or Affiliates shall be deemed to be an Acquiring Person, solely by reason of the approval, execution, delivery or performance of the Merger Agreement, the Stock Option Agreement or the Voting Agreement or the consummation of the transactions contemplated by the Merger Agreement, The Stock Option Agreement or the Voting Agreement.

          Until the Distribution Date, the Rights are evidenced by the certificates for the Time Warner Common Stock registered in the names of the holders thereof (which certificates for Time Warner Common Stock will also be deemed to be Rights Certificates, as defined below), or by a current ownership statement issued with respect to shares of uncertificated Time Warner Common Stock in lieu of such a certificate and not by separate Rights Certificates. Therefore, until the Distribution Date, the Rights are transferred with and only with the Time Warner Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of shares of Time Warner Common Stock as of the close of business on the Distribution Date and to each initial record holder of certain shares of Time Warner Common Stock issued after the Distribution Date, and such separate Rights Certificates alone will thereafter evidence the Rights. The Rights are not exercisable until the Distribution Date and currently expire on January 20, 2004 (the "Expiration Date"), unless earlier redeemed by Time Warner as described below. The number of shares of Time Warner Series A Preferred Stock or other securities issuable upon exercise of a Right, the Purchase Price, the Redemption Price (as defined below) and the number of Rights associated with each outstanding share of Time Warner Common Stock are all subject to adjustment in the event of any change in the Time Warner Common Stock or the Time Warner Series A Preferred Stock, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of shares of Time Warner Common Stock or Time Warner Series A Preferred Stock, as the case may be (other than distribution of the Rights or regular quarterly dividends) or otherwise.

          The shares of Time Warner Series A Preferred Stock are authorized to be issued in fractions which are an integral multiple of one one-thousandth (1/1000th) of a share of Time Warner Series A Preferred Stock. Time Warner may, but will not be required to, issue fractions of shares upon the exercise of Rights and, in lieu of fractional shares, Time Warner may issue certificates or utilize a depositary arrangement as provided by the terms of the Time Warner Series A Preferred Stock and, in the case of fractions other than one two-thousandth (1/2000th) of a share of Time Warner Series A Preferred Stock or an integral multiple thereof, may make a cash payment based on the market value of such shares.

          At such time that there is an Acquiring Person, the Rights will entitle each registered holder (other than such Acquiring Person or any Associate or Affiliate of such Acquiring Person) of a Right to purchase, for the Purchase Price, that number of two-thousandths (1/2000ths) of a share of Time Warner Series A Preferred Stock that is equivalent in value to the number of shares of Time Warner Common Stock that at the time of such event would have a market value of twice the Purchase Price.

          In the event Time Warner is acquired in a merger or other business combination by an Acquiring Person or an Associate or Affiliate of an Acquiring Person that is a publicly traded corporation or 50% or more of Time Warner's assets or assets representing 50% or more of Time Warner's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an Associate or Affiliate of an Acquiring Person that is a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of common shares of such corporation that at the time of the transaction would have a market value of twice the Purchase Price. In the event Time Warner is acquired in a merger or other business combination by an Acquiring Person or an Associate or Affiliate of an Acquiring Person that is not a publicly traded corporation or 50% or more of Time Warner's assets or assets representing 50% or more of Time Warner's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an Associate or Affiliate of an Acquiring Person that is not a publicly traded entity, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, at such holder's option, (a) that number of shares of the surviving corporation in the transaction with such entity (which surviving corporation could be Time Warner) that at the time of the transaction would have a book value of twice the Purchase Price, (b) that number of shares of such entity that at the time of the transaction would have a book value of twice the Purchase Price or (c) if such entity has an Affiliate that has publicly traded shares, that number of shares of such Affiliate that at the time of the transaction would have a market value of twice the Purchase Price.

          Any Rights that are at any time beneficially owned by an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

          The Rights Agreement does not apply to any Qualifying Offer. Accordingly, the Rights will not become exercisable in the case of a tender offer that constitutes a Qualifying Offer or a merger or business combination consummated in compliance with the requirements of a Qualifying Offer. The Rights Agreement defines a "Qualifying Offer" as an all-cash tender offer for all outstanding shares of Time Warner Common Stock which meets the following requirements (a) the person or group making the tender offer must, prior to or upon commencing such offer, have provided to Time Warner firm written commitments from responsible financial institutions, which have been accepted by such person or group, to provide, subject only to customary terms and conditions, funds for such offer which, when added to the amount of cash and cash equivalents which such person or group then has available and has irrevocably committed in writing to Time Warner to utilize for purposes of the offer, will be sufficient to pay for all shares of Time Warner Common Stock outstanding on a fully diluted basis pursuant to the offer and the second-step transaction required by clause (e) below and all related expenses, together with copies of all written materials prepared by such person or group for such financial institutions in connection with obtaining such financing commitments, (b) such person or group must own, after consummating such offer, shares of Time Warner Capital Stock representing a majority of the shares of Time Warner Common Stock outstanding on a fully diluted basis, (c) such offer must in all events remain open for at least 45 business days and must be extended for at least 20 business days after the last increase or permitted decrease in the price offered and after any bona fide higher alternative offer (except in certain limited circumstances set forth in the Rights Agreement),
(d) such offer is accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm which is addressed to the holders of the shares of Time Warner Common Stock other than such person or group and states that the price to be paid to such holders pursuant to the offer is fair from a financial point of view to such holders and which includes any written presentation of such firm showing the analysis and range of the values underlying such conclusion, and (e) prior to or upon commencing such offer, such person or group must irrevocably commit in writing to Time Warner (i) to consummate promptly upon completion of the offer a transaction or transactions whereby all remaining shares of Time Warner Common Stock will be acquired for the same price per share paid pursuant to the offer, subject only to the condition that the Time Warner Board has granted any approvals required to enable such person or group to consummate such transaction or transactions without obtaining the vote of any other stockholder, (ii) that such person or group will not amend such offer to reduce the per share price offered (except in certain limited circumstances to be set forth in the Rights Agreement), to change the form of consideration offered or to reduce the number of shares being sought or in any other respect which is materially adverse to Time Warner's stockholders, (iii) that such person or group will not make any offer for any equity securities of Time Warner for six months after commencement of the original offer if the original offer does not result in the tender of the number of shares required to be purchased pursuant to clause (b) above, unless another tender offer by another party for all outstanding shares of Time Warner Common Stock (x) constitutes a Qualifying Offer and (y) is approved by the Time Warner Board (in which event any new offer by such person or group must be at a price no less than that provided for in such approved offer).

          At any time prior to the earlier of (a) such time as a person becomes an Acquiring Person and (b) the Expiration Date, the Time Warner Board may redeem the Rights in whole, but not in part, at a price (in cash or shares of Time Warner Common Stock or other securities of Time Warner deemed by the Time Warner Board to be at least equivalent in value) of $0.005 per Right, subject to adjustment as provided in the Rights Agreement (the "Redemption Price"). Immediately upon the action of the Time Warner Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

          After there is an Acquiring Person, the Time Warner Board may elect to exchange each Right (other than Rights that become null and void and nontransferable as is described above) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Time Warner, including the right to vote or to receive dividends.

          At any time prior to the Distribution Date, Time Warner may, without the approval of any holder of Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed, the Expiration Date or the terms of the Time Warner Series A Preferred Stock).

          The Rights Agreement and the Rights have certain antitakeover effects. The exercise of the Rights will cause substantial dilution to any person or group that attempts to acquire Time Warner unless (a) such acquisition is approved by the Time Warner Board (since the Time Warner Board may, at its option, at any time prior to any person becoming an Acquiring Person, redeem the Rights), (b) such acquisition meets the standard for a Qualifying Offer or (c) such acquisition is conditioned upon substantially all the Rights being acquired.

          Under the Rights Agreement, a person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," and shall be deemed to have "Beneficial Ownership" of, any securities:

          (a) which such person or any of such person's Associates or Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act;

          (b) which such person or any of such person's Associates or Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a person shall not be deemed under this clause (i) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Associates or Affiliates until such tendered securities are accepted for purchase or exchange thereunder or (ii) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a person shall not be deemed under this clause (ii) to be the Beneficial Owner of, or to beneficially own, any security if (A) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) the Beneficial Ownership of such security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of such person's Associates or Affiliates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting or disposing of any shares of Time Warner Common Stock, any other securities of Time Warner generally entitled to vote together with the shares of Time Warner Common Stock or any rights, warrants, options or other securities exercisable or exchangeable for, or convertible into, shares of Time Warner Common Stock or other securities of Time Warner generally entitled to vote together with the shares of Time Warner Common Stock.

          A person shall also be deemed to be the "Beneficial Owner" of, and to "beneficially own," and to have "Beneficial Ownership" of, shares of Time Warner Common Stock if such person is the Beneficial Owner of, or beneficially owns, or has Beneficial Ownership of (as the case may be), any other securities of Time Warner (whether or not convertible into or exchangeable for shares of Time Warner Common Stock) generally entitled to vote together with the shares of Time Warner Common Stock. If the preceding sentence is applicable in any case, such person shall be deemed by virtue of Beneficial Ownership of such other securities to be the "Beneficial Owner" of, and to "beneficially own," and to have "Beneficial Ownership" of, that number of shares of Time Warner Common Stock equal to the greater of (a) the number of votes entitled to be cast in respect of such other securities upon any matter being voted upon by the holders of shares of Time Warner Common Stock and the holders of such other securities, voting together as a single class, and (b) if applicable, the number of shares of Time Warner Common Stock issuable upon conversion in full into, or exchange in full for, shares of Time Warner Common Stock of such other securities.

          In the event any Time Warner securities are subject to an approved voting trust, then (a) the trustee or trustees under such voting trust shall be deemed not to be the "Beneficial Owner" of any such Time Warner securities and (b) each beneficiary of such voting trust shall be deemed to be the "Beneficial Owner" of all such Time Warner securities.

          Notwithstanding the foregoing, (a) no person ordinarily engaged in business as an underwriter of securities shall be deemed to be the "Beneficial Owner" of, to "beneficially own," or to have any "Beneficial Ownership" of, any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with Time Warner and (b) no person shall be deemed to be the "Beneficial Owner" of, to "beneficially own," or to have any "Beneficial Ownership" of, any securities by reason of such person or any of such person's Associates or Affiliates having the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to a right of first refusal, right of first offer or similar agreement, arrangement or understanding granted by another person (the "subject person") (i) that does not provide any direct or indirect limitations or restrictions on the ability of the subject person to exercise (or refrain from exercising) any voting rights associated with such securities or contain any other agreement, arrangement or understanding with respect to such voting rights, (ii) that does not contain any incentive for the subject person to support or oppose any particular business combination with an Acquiring Person or otherwise to exercise (or refrain from exercising) any voting rights associated with such securities in a manner advantageous to such person or any of such person's Associates or Affiliates and (iii) with respect to which prior written notice of which shall have been given to Time Warner.

          This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3.


Item 2.  Exhibits.

Exhibit No.                    Exhibit

    1. Rights Agreement, dated as of October 10, 1996, between Time Warner Inc. and ChaseMellon Shareholder Services L.L.C., as Rights Agent, including the Certificate of Designations of the Series A Participating Cumulative Preferred Stock as Exhibit A and the form of Rights Certificate as Exhibit B (incorporated herein by reference to Exhibit 4.17 to Post-Effective Amendment No. 1 on Form S-8 to Time Warner Inc.'s Registration Statement on Form S-4, filed on October 11, 1996).

Exhibit No.                    Exhibit

    2. Amendment No. 1 to Rights Agreement dated as of December 15, 1998, between Time Warner Inc. and ChaseMellon Shareholder Services L.L.C. (incorporated herein by reference to Exhibit
                  4.2 to Time Warner Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998).

    3. Amendment No. 2 to Rights Agreement dated as of January 21, 1999, between Time Warner Inc. and ChaseMellon Shareholder Services L.L.C. (incorporated herein by reference to Exhibit
                  4.3 to Time Warner Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998).

    4.*           Amendment No. 3 to Rights Agreement dated as of
                  January 10, 2000, between Time Warner Inc. and
                  ChaseMellon Shareholder Services L.L.C.

-----------------
* Filed herewith

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 31, 2000


                                      TIME WARNER INC.

                                      By: /s/ Thomas W. McEnerney
                                          -----------------------------
                                          Name:  Thoams W. McEnerney
                                          Title: Vice President

                               INDEX OF EXHIBITS


Item 2.  Exhibits.

Exhibit No.                         Exhibit

    1. Rights Agreement, dated as of October 10, 1996, between Time Warner Inc. and ChaseMellon Shareholder Services L.L.C., as Rights Agent, including the Certificate of Designations of the Series A Participating Cumulative Preferred Stock as Exhibit A and the form of Rights Certificate as Exhibit B (incorporated herein by reference to Exhibit 4.17 to Post-Effective Amendment No. 1 on Form S-8 to Time Warner Inc.'s Registration Statement on Form S-4, filed on October 11, 1996).

    2. Amendment No. 1 to Rights Agreement dated as of December 15, 1998, between Time Warner Inc. and ChaseMellon Shareholder Services L.L.C. (incorporated herein by reference to Exhibit
                  4.2 to Time Warner Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998).

    3. Amendment No. 2 to Rights Agreement dated as of January 21, 1999, between Time Warner Inc. and ChaseMellon Shareholder Services L.L.C. (incorporated herein by reference to Exhibit
                  4.3 to Time Warner Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998).

    4.*           Amendment No. 3 to Rights Agreement dated as of
                  January 10, 2000, between Time Warner Inc. and
                  ChaseMellon Shareholder Services L.L.C.

-----------------
* Filed herewith

                                                                     EXHIBIT 4

                      AMENDMENT NO. 3 TO RIGHTS AGREEMENT


          This Amendment No. 3 dated as of January 10, 2000 (this "Amendment") to the Rights Agreement dated as of October 10, 1996, as amended (the "Rights Agreement"), between TIME WARNER INC., a Delaware corporation formally named TW Inc. (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES L.L.C. (the "Rights Agent").

          WHEREAS the Company has duly authorized the execution and delivery of this Amendment and has done all things necessary to make this Amendment a valid agreement of the Company. This Amendment is entered into pursuant to
Section 26 of the Rights Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

               1. Defined Terms. Terms defined in the Rights Agreement and not otherwise defined herein shall have the meanings given to them in the Rights Agreement.

               2. Amendment of Section 1. (a) Section 1 of the Rights Agreement is hereby amended to add the following sentence at the end of the definition of "Acquiring Person":

          "Notwithstanding anything in this Agreement to the contrary, none of Holdco, America Online or any of their respective Affiliates or Associates shall be deemed to be an Acquiring Person, solely by reason of the approval, execution, delivery or performance of the Merger Agreement, the Voting Agreement or the Time Warner Stock Option Agreement or the consummation of the transactions contemplated by the Merger Agreement, the Voting Agreement or the Time Warner Stock Option Agreement."

               (b) Section 1 of the Rights Agreement is further amended to insert the following definitions in the proper alphabetical order:

               "America Online" shall have the meaning assigned to such term in the Merger Agreement;

               "Holdco" shall have the meaning assigned to such term in the Merger Agreement;

               "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of January 10, 2000, between America

Online and the Company, as amended from time to time in accordance with its terms;

               "Time Warner Stock Option Agreement" shall have the meaning assigned to such term in the Merger Agreement; and

               "Voting Agreement" shall have the meaning assigned to such term in the Merger Agreement."

               3. Amendment of Section 26. Section 26 of the Rights Agreement is hereby amended to delete the entire last sentence of such Section, beginning with the phrase "In addition".

               4. Effectiveness. This Amendment shall be deemed effective as of January 10, 2000, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

               5. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                                         TIME WARNER INC.,


          /s/                                  by /s/ Christopher P. Bogart
---------------------------                    --------------------------------
Title:  Assistant Secretary                    Name:  Christopher P. Bogart
                                               Title: Executive Vice President,
                                                      General Counsel and
                                                      Secretary